Exhibit 10.3

AMENDED AND RESTATED CREDIT NOTE

$50,000,000.00	April 19, 2006

FOR VALUE RECEIVED, the undersigned hereby promises to pay to CharterMac (the “Lender”), or to order, the principal amount of Fifty Million Dollars ($50,000,000.00) or, if less, the aggregate unpaid principal amount of all Loans and other advances made by the Lender to the undersigned pursuant to that certain Loan Agreement (as may be amended from time to time, the “Loan Agreement”) dated as of June 30, 2004, between the undersigned and the Lender, together with interest as provided for in the Loan Agreement until paid in full at the times and rates set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Loan Agreement.

All payments under this Note shall be made at the office of the Lender located at 625 Madison Avenue, New York, New York 10022 (or at such other place as the Lender may designate from time to time in writing) in lawful money of the United States of America in immediately available federal funds.

This Note is issued pursuant to, is entitled to the benefits of and is subject to the provisions of the Loan Agreement, as the same may be amended in accordance with its terms, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided.

If a Default or an Event of Default shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Loan Agreement.

The undersigned may at its option prepay all or any part of the principal of this Note upon the terms provided in the Loan Agreement without premium or penalty. Amounts so paid and other amounts may be borrowed and reborrowed by the undersigned hereunder from time to time as provided in the Loan Agreement.

The undersigned hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to any conflicts of laws provisions contained therein).

This Amended and Restated Credit Note has been issued to replace that certain Note dated June 30, 2004, made by Borrower to Lender in the amount of Twenty Million Dollars ($20,000,000.00).

IN WITNESS WHEREOF, this Amended and Restated Credit Note has been executed and delivered as of the date set forth above.

By:	AMERICAN MORTGAGE ACCEPTANCE COMPANY
By:	/s/ Marc D. Schnitzer

Marc D. Schnitzer

President